As filed with the Securities and Exchange Commission on
March 5, 1999.                         Registration No. 333-31373
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                           FORM SB-2/A
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                (POST-EFFECTIVE AMENDMENT NO. 5)
                    CASINOVATIONS INCORPORATED

    Washington                                    91-1696010
-------------------   --------------------    -------------------
  (State or other       (Primary Standard      (I.R.S. Employer
  jurisdiction of          Industrial         Identification No.)
 incorporation or      Classification Code
   organization)             Number)

        6744 S. Spencer Street, Las Vegas, Nevada  89119
      Telephone: (702) 733-7195, Facsimile: (702) 733-7197
-----------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business)

                           Jay L. King
        6744 S. Spencer Street, Las Vegas, Nevada  89119
      Telephone: (702) 733-7195, Facsimile: (702) 733-7197
-----------------------------------------------------------------
    (Name, address and telephone number of agent for service)

                         WITH COPIES TO:
                     Michael J. Bonner, Esq.
                     Sherwood N. Cook, Esq.
                       Robert C. Kim, Esq.
                Kummer Kaempfer Bonner & Renshaw
              3800 Howard Hughes Parkway, 7th Floor
                    Las Vegas, Nevada  89109
     Telephone:  (702) 792-7000, Facsimile:  (702) 796-7181
-----------------------------------------------------------------

     APPROXIMATE  DATE  OF PROPOSED SALE TO  THE  PUBLIC:    Upon
filing.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                 CALCULATION OF REGISTRATION FEE

===========================================================================================================================
Title of each class of securities   Amount to be   Proposed maximum offering      Proposed maximum            Amount of
         to be registered            registered         price per unit        aggregate offering price    registration fee
===========================================================================================================================
Common Stock, $.001 par value         1,517,744              $2.50                 $3,794,360 <F1>         $1,184.20 <F2>
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value <F3>    2,219,041              $2.50                   $5,547,603            $1,733.63 <F4>
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value <F5>     200,000               $3.75                    $750,000              $234.38 <F4>
===========================================================================================================================


<F1>  Before deducting offering expenses.
<F2>  As the  Company has previously paid fees of $1,171.87  with respect to the registration of 1,500,000 shares of common stock, the Company has filed herewith fees of only $12.33 with respect to the registration of 17,744 additional shares of common stock.
<F3>  Represents shares of common  stock registered on behalf  of selling security holders.
<F4>  The Company has previously paid fees on these shares.
<F5>  Represents  shares  of  common  stock  underlying  Class  A
  Warrants.


 First Global Securities, Inc.          Grant Bettingen, Inc.

                   INCORPORATION BY REFERENCE

      This  Post-Effective Amendment No. 5  to  the  Registration
Statement on Form SB-2/A is being filed by Casinovations Incorporated, a Washington corporation (the "Company") pursuant to General Instruction C to Form SB-2 to register 17,744 shares of the Company's common stock (the "Shares") in addition to the 1,500,000 shares of the Company's common stock already registered pursuant to that certain Post-Effective Amendment No. 4 to the Registration Statement on Form SB-2/A as filed with and declared effective by the Securities and Exchange Commission (the "Commission") on October 16, 1998.

      Pursuant to General Instruction C to Form SB-2/A, except as otherwise provided herein, the contents of the Company's Post-Effective Amendment No. 4 to the Registration Statement on Form SB-2/A (Registration No. 333-31373), filed with the Commission on October 16, 1998, is hereby incorporated by this reference.

                            EXHIBITS

NUMBER  EXHIBIT DESCRIPTION
------  -------------------

 5.01   Consent and Opinion of Randall & Danskin, P.S. regarding
        legality    of   securities   registered   under    this
        Registration Statement.

 23.01  Consent of James E. Scheifley & Associates, P.C.

                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on the 1st day of March 1999.

                                Casinovations Incorporated

                                By:  /s/ Jay L. King
                                     ----------------------------
                                     Jay L. King
                                     Secretary, Treasurer and
                                      Chief Financial Officer


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

        Signature                         Capacity                      Date

*                            President, Chief Executive Officer     March 2, 1999
---------------------                   and Director
Steven J. Blad


/s/ Jay L. King                     Treasurer, Secretary            March 2, 1999
---------------------            and Chief Financial Officer
Jay L. King



*                                         Director                  March 2, 1999
---------------------
Richard S. Huson

/s/ Ron Keil                              Director                  March 2, 1999
---------------------
Ron Keil

*                                         Director                  March 2, 1999
---------------------
Jamie McKee

*                                         Director                  March 2, 1999
---------------------
David E. Sampson

*                                         Director                  March 2, 1999
---------------------
Bob Smith

By: /s/ Jay L. King                   Attorney-in-Fact              March 2, 1999
    -----------------
Jay L. King


                          EXHIBIT INDEX

NUMBER EXHIBIT DESCRIPTION
------ -------------------

 5.01  Consent  and  Opinion  of  Randall  &  Danskin,   P.S.    5
       regarding legality of securities registered under this
       Registration Statement.

23.01  Consent of James E. Scheifley & Associates, P.C.          7

